UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2018

Talos Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware		82-3532642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 2000 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(713) 328-3000

(Registrant’s telephone number, including area code)

Sailfish Energy Holdings Corporation

625 E. Kaliste Saloom Road, Lafayette, LA 70508

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory	Note

On May 10, 2018 (the “Closing Date”), Talos Energy Inc. (f/k/a Sailfish Energy Holdings Corporation) (the “Company”) consummated the transactions contemplated by the Transaction Agreement, dated as of November 21, 2017 (the “Transaction Agreement”), among Stone Energy Corporation (“Stone”), the Company, Sailfish Merger Sub Corporation (“Merger Sub”), Talos Energy LLC (“Talos”) and Talos Production LLC (“Talos Production”), pursuant to which each of Stone and Talos became wholly owned subsidiaries of the Company. Substantially concurrent with the consummation of the Transactions, the name of the Company was changed from “Sailfish Energy Holdings Corporation” to “Talos Energy Inc.”

Pursuant to the Transaction Agreement, a series of transactions occurred on the Closing Date (the “Closing”), including: (i) Stone underwent a reorganization pursuant to which Merger Sub merged with and into Stone, with Stone continuing as the surviving corporation and a direct wholly owned subsidiary of the Company (the “Merger”) and each share of Stone’s common stock outstanding immediately prior to the Merger (other than treasury shares held by Stone, which were cancelled for no consideration) was converted into the right to receive one share of the Company’s common stock, par value $0.01 (the “Common Stock”); (ii) and (iii) in a series of contributions, entities related to Apollo Management VII, L.P. (“Apollo VII”), Apollo Commodities Management, L.P., with respect to Series I (“Apollo Commodities Management” and, together with Apollo VII, “Apollo Funds”) and Riverstone Energy Partners V, L.P. (“Riverstone Funds”) contributed all of the equity interests in Talos Production (which at that time owned 100% of the equity interests in Talos) to the Company in exchange for an aggregate of 31,244,085 shares of Common Stock (the “Sponsor Equity Exchange”).

Concurrently with the consummation of the Transaction Agreement, the Company consummated the transactions contemplated by the Exchange Agreement, dated as of November 21, 2017 (the “Exchange Agreement”), among the Company, Stone, the Talos Issuers (defined below), the various lenders and noteholders of the Talos Issuers listed therein, certain funds controlled by Franklin Advisers, Inc. (“Franklin”) (such controlled noteholders, the “Franklin Noteholders”), and certain clients of MacKay Shields LLC (“MacKay Shields”) (such noteholders, the “MacKay Noteholders”), pursuant to which (i) the Apollo Funds and Riverstone Funds contributed $102 million in aggregate principal amount of senior notes issued by Talos Production and Talos Production Finance, Inc. (together, the “Talos Issuers”) to the Company in exchange for an aggregate of 2,874,049 shares of Common Stock (the “Sponsor Notes Exchange” and together with the Sponsor Equity Exchange, the “Sponsor Exchanges” and the Common Stock issued pursuant thereto, the “Private Placement”); (ii) the holders (the “Bridge Loan Lenders”) of second lien bridge loans (the “Bridge Loans”) issued by the Talos Issuers exchanged such second lien bridge loans for $172,023,000 aggregate principal amount of 11.00% Second-Priority Senior Secured Notes due 2022 of the Talos Issuers (the “New Second Lien Notes”) and (v) Franklin Noteholders and MacKay Noteholders exchanged their 7.500% Senior Secured Notes due 2022 issued by Stone (“Stone Notes”) for $137,441,992 aggregate principal amount of New Second Lien Notes.

As a result of the closing of the transactions contemplated by the Transaction Agreement and the Exchange Agreement (the “Transactions”), AP Talos Energy LLC, AP Talos Energy Debtco LLC (together, the “Apollo Feeders”), AP Overseas Talos Holdings Partnership, LLC, AIF VII (AIV), L.P., ANRP DE Holdings, L.P., a Delaware limited partnership (collectively, the “Apollo Blockers” and, together with the Apollo Feeders, the “Apollo Stockholders”), Riverstone Talos Energy Equityco LLC, Riverstone Talos Energy Debtco LLC (together, the “Riverstone Feeders”) and Riverstone V FT Corp Holdings, L.P. (the “Riverstone Blocker” and, together with the Riverstone Feeders, the “Riverstone Stockholders” and, collectively with the Apollo Stockholders, the “Sponsor Stockholders”) collectively hold approximately 63% of the Company’s outstanding Common Stock, and the former stockholders of Stone, including certain funds controlled by Franklin and certain clients of MacKay Shields, hold approximately 37% of the Company’s outstanding Common Stock as of the Closing Date.

Concurrently with the consummation of the Transaction Agreement, the Talos Issuers consummated certain transactions contemplated by the previously announced offer to exchange Stone Notes for New Second Lien Notes and a cash payment (the “Exchange Offer”) and solicitation of consents to proposed amendments with respect to the Stone Notes. Approximately $81,497,790 in aggregate principal amount of Stone Notes held by non-affiliates of Stone were validly tendered in the Exchange Offer. As previously disclosed by Stone, Stone entered into a Supplemental Indenture No. 1, dated as of April 3, 2018 (“Supplemental Indenture No. 1”), with Stone Energy Offshore, L.L.C., as subsidiary guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent, which eliminates substantially all of the restrictive covenants and eliminates or modifies certain reporting obligations, certain events of default and related provisions contained in the indenture with respect to the Stone Notes. As previously disclosed by Stone, Stone also entered into a Supplemental Indenture No. 2, dated as of April 3, 2018 (“Supplemental Indenture No. 2”), with Stone Energy Offshore, L.L.C., as subsidiary guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent, which releases all of the collateral securing the obligations under the Stone Notes. The amendments to the indenture with respect to the Stone Notes set forth in Supplemental Indenture No. 1 and Supplemental Indenture No. 2 became operative upon the acceptance for exchange of the Stone Notes tendered in the Exchange Offer. As of the Closing Date, approximately $6,060,218 in aggregate principal amount of Stone Notes remain outstanding.

Item 1.01.	Entry into a Material Definitive Agreement.

Stockholders’ Agreement

On May 10, 2018, in connection with the Closing, the Company entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”) with each of the Sponsor Stockholders, that provides, among other things, the following:

•	Initial Board Composition. Immediately following the Closing, the board of directors of the Company (the “Board”) will consist of ten directors, consisting of (i) two directors designated by the Apollo Stockholders; (ii) two directors designated by the Riverstone Stockholders; (iii) one director designated by the Apollo Stockholders and the Riverstone Stockholders; (iv) the chief executive officer; and (v) four directors, including the Non-Executive Chairman, that are Company Independent Directors (as defined in the Stockholders’ Agreement) designated by Stone (such directors, the “Company Directors”).

•	Board Nomination Rights. Each of the Apollo Stockholders and the Riverstone Stockholders will initially have the right to designate two directors for nomination by the Board for election and maintain its proportional representation on the Board so long as the Apollo Stockholders or the Riverstone Stockholders, as applicable, and their affiliates collectively beneficially own at least (i) 15% of the outstanding Common Stock or (ii) 50% of the Common Stock that is issued to the Apollo Funds and the Riverstone Funds, as applicable, at Closing. Upon the Apollo Stockholders and their affiliates ceasing to collectively beneficially own at least (i) 15% of the outstanding Common Stock or (ii) 50% of the Common Stock that is issued to the Apollo Funds at Closing, the Apollo Stockholders will have the right to designate one director to the Board for so long as the Apollo Stockholders and their affiliates collectively beneficially own at least (i) 5% of the outstanding Common Stock or (ii) 50% of the Common Stock that is issued to the Apollo Funds at Closing. Upon the Apollo Stockholders and their affiliates ceasing to collectively beneficially own at least (i) 5% of the outstanding Common Stock or (ii) 50% of the Common Stock that is issued to the Apollo Funds at Closing, the Apollo Stockholders will not have a right to designate a director to the Board. Upon the Riverstone Stockholders and their affiliates ceasing to collectively beneficially own at least (i) 15% of the outstanding Common Stock or (ii) 50% of the Common Stock that is issued to the Riverstone Funds at Closing, the Riverstone Stockholders will have the right to designate one director to the Board for so long as the Riverstone Stockholders and their affiliates collectively beneficially own at least (i) 5% of the outstanding Common Stock or (ii) 50% of the Common Stock that is issued to the Riverstone Funds at Closing. Upon the Riverstone Stockholders and their affiliates ceasing to collectively beneficially own at least (i) 5% of the outstanding Common Stock or (ii) 50% of the Common Stock that is issued to the Riverstone Funds at Closing, the Riverstone Stockholders will not have a right to designate a director to the Board.

The successor nominees to the Company Directors shall be selected by the Governance & Nominating Committee of Board, and shall also qualify as Company Directors. The Sponsor Stockholders are required to vote all of their Common Stock (i) in favor of each nominee nominated by a Sponsor Stockholder pursuant to the Stockholders’ Agreement and (ii) with respect to all other director nominees, in each Sponsor Stockholder’s sole discretion either, (x) in a manner that is proportionate to the manner in which all shares of Common Stock are voted by stockholders of the Company other than the Sponsor Stockholders with respect to director elections; or (ii) for the Company Directors recommended by the Governance & Nominating Committee of the Board.

•	Committee Composition. The Audit Committee of the Board shall consist solely of Company Directors, the Compensation Committee of the Board shall have at least one Company Director and the Governance & Nominating Committee of the Board shall have at least two Company Directors.

•	Standstill Provisions. For a period of two years beginning on the Closing Date, the Sponsor Stockholders and their respective affiliates have agreed to refrain from taking certain actions, including (i) participating in the solicitation of proxies in opposition to the Company Directors and (ii) calling a special meeting in respect of the foregoing.

•	Transfer Restrictions. For a period of six months beginning on the Closing Date, each of the Apollo Stockholders and Riverstone Stockholders and their respective affiliates may not transfer any shares of the Common Stock without the consent of the Company Directors. On the six-month anniversary of the Closing Date, each of the Apollo Stockholders and Riverstone Stockholders and their respective affiliates will be permitted to transfer, from time to time, up to 50% of the Common Stock issued to the Apollo Funds and Riverstone Funds at the Closing, and on the nine-month anniversary of the Closing Date, each of the Apollo Stockholders and Riverstone Stockholders and their respective affiliates will be permitted to transfer, from time to time, up to 75% of the Common Stock issued to the Apollo Funds and Riverstone Funds at the Closing.

Until the first anniversary of the Closing Date, subject to certain exceptions, neither of the Apollo Stockholders or Riverstone Stockholders may transfer any shares of Common Stock to any person or group if, to their knowledge, such person or group would beneficially own in excess of 35% of the total outstanding shares of Common Stock following such transfer, without the prior consent of a majority of the Company Directors.

On the first anniversary of the Closing Date, the Apollo Funds and Riverstone Funds will no longer be subject to transfer restrictions in the Stockholders’ Agreement.

•	Related Party Transactions. Any transaction in excess of $120,000 in which the Company or any of its affiliates is a participant and the Apollo Funds or Riverstone Funds or any of their respective affiliates (other than the Company and its subsidiaries) or any director of the Company has a material interest in the transaction must be approved by a majority of the disinterested directors or a majority of the Audit Committee of the Board.

The foregoing description of the Stockholders’ Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Stockholders’ Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The description of the Transactions set forth under “Introductory Note” above is incorporated herein by reference.

The issuance of Common Stock as the Merger Consideration was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant the Company’s registration statement on Form S-4 (333-222341) initially filed with the U.S. Securities and Exchange Commission on December 29, 2017 (as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4 thereto, the “Registration Statement”) and declared effective on April 9, 2018. The definitive consent solicitation statement/prospectus, dated April 9, 2018 (the “Consent Solicitation Statement/Prospectus”), that forms a part of the Registration Statement contains additional information about the Transactions and the Transaction Agreement. Additional information about the Transactions is also contained in the Annual Report on Form 10-K for fiscal year ended December 31, 2017 of Stone and additional documents that Stone filed with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K) between the date of the Consent Solicitation Statement/Prospectus and the Closing Date.

The descriptions of the Transaction Agreement and the Exchange Agreement are only summaries, do not purport to be complete and are qualified in their entirety by reference to the Transaction Agreement and Exchange Agreement, which are attached hereto as Exhibits 2.1 and 10.1, respectively, to this Current Report on Form 8-K and are each incorporated into this Item 2.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Credit Facility

On May 10, 2018, Talos Production, LLC (the “Borrower”) entered into that certain Credit Agreement (the “Credit Agreement”) among the Borrower, as borrower, the Company, as holdings, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein (the “Lenders”). The Credit Agreement is a senior secured revolving credit facility (the “Credit Facility”) that permits aggregate borrowings of up to $600.0 million as of the Closing Date, including a $200.0 million sublimit for letters of credit and a $10.0 million sublimit for swing line loans, of which $300.0 million was drawn down as of May 10, 2018. Borrowings under the Credit Agreement are subject to a borrowing base which, as of the closing date was $600.0 million. The maximum commitments under the Credit Agreement may be increased, subject to customary requirements, up to an aggregate amount of $1.5 billion.

The obligations of the Borrower under the Credit Agreement are secured by substantially all assets of the Borrower. In addition, the Borrower’s subsidiaries, the Company, and certain subsidiaries of the Company who are parent entities of the Borrower have guaranteed the Borrower’s obligations under the Credit Agreement and have granted to the Lenders security interests in substantially all of their respective assets.

Borrowings under the Credit Agreement will bear interest at a rate equal to, at the Borrower’s option, either (1) a base rate plus an applicable margin ranging between 1.75% per annum and 2.75% per annum, based upon the utilization percentage of the borrowing base under the Credit Agreement or (2) a LIBOR rate plus an applicable margin ranging between 2.75% per annum and 3.75% per annum, based upon the utilization percentage of the borrowing base under the Credit Agreement.

The Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants, including limits on the Borrower’s and certain of its subsidiaries’ ability to incur liens, incur indebtedness, make certain restricted payments, merge or consolidate and dispose of assets. The Credit Agreement also requires compliance with customary financial covenants, which are a leverage ratio and a current ratio. In addition, it contains customary events of default that entitle the Lenders to cause any or all of the Borrower’s indebtedness under the Credit Agreement to become immediately due and payable. The events of default (some of which are subject to applicable grace or cure periods), include among other things, non-payment defaults, covenant defaults, cross-defaults to other material indebtedness, bankruptcy and insolvency defaults and material judgment defaults.

The foregoing description of the Credit Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 2.03 by reference.

Second Lien Indenture

General

On the Closing Date, the Talos Issuers issued $390,867,820 in aggregate principal amount of New Second Lien Notes. The New Second Lien Notes were issued to eligible holders of Stone Notes who participated in the Exchange Offer, the Bridge Loan Lenders and the Franklin Noteholders and MacKay Noteholders pursuant to an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereunder and in compliance with Regulation S thereunder. In exchange for the issuance of the New Second Lien Notes and a cash payment from the Talos Issuers equal to $23.70 per $1,000 principal amount of Stone Notes or Bridge Loans so exchanged, the Stone Notes and Bridge Loans exchanged pursuant to the Exchange Offer and pursuant to the Exchange Agreement were cancelled. The New Second Lien Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

The New Second Lien Notes were issued pursuant to an Indenture, dated as of May 10, 2018 (the “Second Lien Indenture”), among the Talos Issuers, the Guarantors (as defined below) and Wilmington Trust, National Association, as trustee and collateral agent (in such capacity, the “Notes Agent”). The Talos Issuers’ obligations under the New Second Lien Notes and the Second Lien Indenture are fully and unconditionally guaranteed by each of Talos Production’s wholly-owned domestic restricted subsidiaries that guarantees the Credit Facility (the “Guarantors”). The New Second Lien Notes and the related guarantees are senior secured obligations of the Talos Issuers and the Guarantors.

Maturity and Interest Payments

The New Second Lien Notes will mature on April 3, 2022. Interest on the New Second Lien Notes will accrue at 11.00% per annum and will be paid semi-annually, in arrears, on April 15 and October 15 of each year, beginning October 15, 2018.

Redemption

On or after May 10, 2019, the Talos Issuers may redeem the New Second Lien Notes at their option, in whole at any time or in part from time to time, at the redemption prices set forth in the Second Lien Indenture plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, prior to May 10, 2019, the Talos Issuers may redeem the New Second Lien Notes at their option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the New Second Lien Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to, but excluding, the redemption date. Notwithstanding the foregoing, at any time and from time to time on or prior to May 10, 2019, the Talos Issuers may redeem in the aggregate up to 35% of the original aggregate principal amount of the New Second Lien Notes (calculated after giving effect to any issuance of additional notes) in an aggregate amount equal to the net cash proceeds of one or more equity offerings at a redemption price equal to 111.00%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Certain Covenants

The Second Lien Indenture contains covenants that limit the Talos Issuers’ and their restricted subsidiaries’ ability to, among other things: (i) incur or guarantee additional indebtedness or issue certain preferred shares; (ii) make dividend payments on or make other distributions in respect of its capital stock or make other restricted payments; (iii) make certain investments; (iv) sell certain assets; (v) create liens on assets to secure debt; (vi) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets; and (vii) enter into certain transactions with its affiliates. These covenants are subject to a number of important limitations and exceptions. Additionally, upon the occurrence of specified change of control events, the Talos Issuers must offer to repurchase the New Second Lien Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the purchase date. The Second Lien Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding New Second Lien Notes to be due and payable immediately.

Collateral

The New Second Lien Notes are secured by second priority security interests in the collateral that secures the Talos Issuers’ obligations under the Credit Facility. Pursuant to a Collateral Agreement, dated as of May 10, 2018, among the Talos Issuers, the Guarantors and the Notes Agent, the Talos Issuers and the Guarantors have pledged all of the collateral that secures the borrowings under the Credit Facility to secure their obligations under the New Second Lien Notes.

Registration Rights

In connection with the issuance of the New Second Lien Notes, the Talos Issuers and the Guarantors have entered into a Registration Rights Agreement (the “Second Lien Registration Rights Agreement”) with certain holders of the New Second Lien Notes, in which they have agreed to file an exchange offer registration statement enabling holders to exchange the New Second Lien Notes for registered new second lien notes with terms substantially identical to the terms of the New Second Lien Notes. The Talos Issuers and the Guarantors agreed to use commercially reasonable efforts to cause the registration statement to become effective under the Securities Act within 180 days after the Closing Date and to use commercially reasonable efforts to file a shelf registration statement for the resale of the New Second Lien Notes if they cannot complete an exchange offer within 180 days and in certain other circumstances. The Talos Issuers will be required to pay additional interest on the New Second Lien Notes if they fail to comply with certain of their obligations under the Second Lien Registration Rights Agreement within the specified time periods.

The foregoing descriptions of the New Second Lien Notes, Second Lien Indenture and the Second Lien Registration Rights Agreement are only summaries, do not purport to be complete and are qualified in their entirety by reference to the Second Lien Indenture and the Second Lien Registration Rights Agreement, which are filed as Exhibit 4.5 and Exhibit 4.6, respectively, to this Current Report on Form 8-K and are incorporated into this Item 2.03 by reference.

Intercreditor Agreement

On May 10, 2018, the Company, the Borrower, and certain other subsidiaries of the Company entered into an acknowledgment of and consent to an Intercreditor Agreement, among JPMorgan Chase Bank, N.A., as First Lien Agent, and Wilmington Trust, National Association, as Second Lien Agent (the “Intercreditor Agreement”), pursuant to which the liens on the collateral securing the New Second Lien Notes are contractually subordinated to the liens on the collateral that secure the Credit Agreement and certain other obligations. In the event of a foreclosure on the collateral or of insolvency proceedings, subject to the expiration of a customary standstill period, the holders of the New Second Lien Notes will receive proceeds from the collateral only after obligations under the Credit Facility and such other obligations have been paid in full.

The foregoing description of the Intercreditor Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Intercreditor Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated into this Item 2.03 by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the Transactions, the common stock of Stone was registered pursuant to Section 12(b) of the Exchange Act and listed on the New York Stock Exchange (“NYSE”). As a result of the Transactions, Stone has requested that the NYSE file a Form 25 to withdraw the common stock of Stone from listing on the NYSE. The common stock of Stone was delisted and suspended from trading on the NYSE as of prior to the opening of trading on the Closing Date.

Stone has filed a Form 15 with the Securities and Exchange Commission (“SEC”) to terminate the registration under the Exchange Act of the common stock of Stone and suspend the reporting obligations under Section 15(d) of the Exchange Act of Stone.

Pursuant to Rule 12g-3(b) under the Exchange Act of 1934, as amended (the “Exchange Act”), the Company is the successor issuer to Stone. The shares of the Common Stock are deemed to be registered under Section 12(b) of the Exchange Act, and the Company is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder. The Company hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act. The shares of the Common Stock were approved for listing on the NYSE and will trade under the symbol “TALO”.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.02	Unregistered Sales of Equity Securities.

The description set forth under “Introductory Note” above of the Sponsor Exchanges in connection with the Private Placement is incorporated herein by reference. The foregoing transactions were undertaken in reliance on an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof. On the Closing Date, the Company entered into the Warrant Agreement Amendment (as defined below) pursuant to which it succeeded to and was substituted for Stone under the Warrant Agreement (as defined below). The description and terms of the Warrants (as defined below) set forth under Item 3.03 below is incorporated herein by reference. The Warrants were offered and sold by Stone in reliance on an exemption from the registration requirements of the Securities Act pursuant to Section 1145(a)(1) of the Bankruptcy Code.

Item 3.03	Material Modification of Rights of Security Holders.

As a result of the consummation of the Transactions, each share of Stone’s common stock outstanding immediately prior to the Merger (other than treasury shares held by Stone, which were cancelled for no consideration) was converted into the right to receive one share of Common Stock, and the rights of the holders of shares of Stone’s common stock were modified. The rights of holders of the Common Stock are governed by the Amended and Restated Certificate of Incorporation of the Company (the “Amended Certificate of Incorporation”) and the Amended & Restated Bylaws of the Company (the “Amended Bylaws”).

The Amended Certificate of Incorporation and the Amended Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated into this Item 3.03 by reference.

Registration Rights Agreement

On May 10, 2018, in connection with the Closing, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with each of the Sponsor Stockholders, Franklin and MacKay Shields relating to the registered resale of the Common Units owned by such parties as of Closing (the “Registrable Securities”). Under the Registration Rights Agreement, the Company is required to file a shelf registration statement within 30 days of its receipt of written request by a holder of Registrable Securities (a “Holder”), provided that the Company will not be required to file a shelf registration statement earlier than 90 days after the Closing. Each Holder will be limited to two demand registrations in any twelve-month period.

The Holders have the right to request that the Company initiate underwritten offerings of Common Stock; provided, that the Apollo Stockholders and Riverstone Stockholders will have the right to demand three underwritten offerings in any twelve-month period, and Franklin and MacKay Shields will only have the collective right to demand one underwritten offering. The Holders have customary piggyback rights with respect to any underwritten offering conducted by the Company for as long as they own 5% of the Registrable Securities. Each Holder will agree to a 90-day lock up with underwriters in the event of an underwritten offering, provided that the lock up will not apply to any Holder who does not have a right to participate in such underwritten offering. The Registration Rights Agreement will terminate with respect to Franklin and MacKay Shields in the event that either Franklin or MacKay Shields ceases to beneficially own 5% or more of the then-outstanding shares of Common Stock. The Registration Rights Agreement will otherwise terminate at such time as there are no Registrable Securities outstanding.

The foregoing description of the Registration Rights Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 3.03 by reference.

Amendment to Warrant Agreement

On February 28, 2017, Stone entered into a Warrant Agreement (the “Warrant Agreement”) with Computershare Inc. and Computershare Trust Company, N.A., (collectively, “Computershare”) pursuant to which Stone issued warrants (the “Warrants”) to purchase up to an aggregate of 3,529,412 shares of common stock of Stone at an exercise price of $42.04 per share, exercisable until February 28, 2021.

In accordance with the terms of the Warrant Agreement, each unexercised Warrant outstanding immediately prior to Closing shall be assumed by the successor entity and shall continue to be subject to the same terms and conditions as immediately prior to Closing, and the successor entity shall succeed to and be substituted for Stone with the same effect as if it had been named in the Warrant Agreement as Stone.

In connection with the Closing and pursuant to the terms of the Warrant Agreement, on the Closing Date, the Company, Stone and Computershare entered into Amendment No. 1 to the Warrant Agreement (the “Warrant Agreement Amendment”). The Warrant Agreement Amendment provides that, following the effective time of the Merger, the warrants are exercisable for one share of common stock of the Company in lieu of each share of Stone common stock and Stone’s obligations under the Warrant Agreement were assumed by the Company. The warrants are exercisable on the same terms and conditions provided in the Warrant Agreement..

The foregoing descriptions of the Warrant Agreement and the Warrant Agreement Amendment are only summaries, do not purport to be complete and are qualified in their entirety by reference to the Warrant Agreement and Warrant Agreement Amendment, which are attached as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are each incorporated into this Item 3.03 by reference.

Item 5.01	Changes in Control of Registrant.

The descriptions of the Transactions and the Stockholders’ Agreement set forth under “Introductory Note” and Item 1.01 above are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Officers

In connection with the Transactions, effective as of Closing, James M. Trimble, Kenneth H. Beer and Lisa S. Jaubert were removed as officers of the Company and the following individuals were appointed as executive officers of the Company:

Timothy S. Duncan (44)

Mr. Duncan has been appointed President and Chief Executive Officer of the Company. Mr. Duncan has served as President and Chief Executive Officer of Talos and as a member of the Talos board of directors since April 2012 and was a founder of Talos. Prior to Talos, Mr. Duncan was the Senior Vice President of Business Development and a founder of Phoenix Exploration in April 2006, where he was responsible for all of Phoenix’s business development evaluations and negotiations, including the sale of the company to a group of buyers led by Apache Corporation. Prior to Phoenix Exploration, Mr. Duncan served as Manager of Reservoir Engineering and Evaluations for Gryphon Exploration. Mr. Duncan also worked in various reservoir engineering and portfolio evaluation functions for Amerada Hess Corporation, Zilkha Energy Company and Pennzoil E&P Company. Mr. Duncan received his BS in Petroleum Engineering from Mississippi State University, where he was honored in 2012 as a Distinguished Fellow of the College of Engineering. Mr. Duncan also received his MBA from the Bauer Executive Program at the University of Houston. He is an active member of the SPE, IPAA, the National Ocean Industries Association (NOIA) and the Young Presidents’ Organization. Mr. Duncan also serves on various academically focused advisory boards, including the College of Engineering Dean’s Advisory Council and the Foundation Board at Mississippi State University. Mr. Duncan was named as Ernst & Young Entrepreneur of the Year Program for the Energy and Energy Services sector in the Gulf Coast in June 2016.

Stephen E. Heitzman (68)

Mr. Heitzman has been appointed Executive Vice President and Chief Operating Officer of the Company. Mr. Heitzman served as Executive Vice President and Chief Operating Officer of Talos since April 2012 and was a founder of Talos. Prior to Talos, Mr. Heitzman was the President and Chief Executive Officer and a founder of Phoenix Exploration Company LP in April 2006. Prior to Phoenix Exploration Company LP, he was a founder and Vice President Operations of Gryphon Exploration and was responsible for the formation, staffing and supervision of Gryphon’s Operations Team from 2000 through January 2006. Mr. Heitzman began his career as a petroleum engineer with Amoco in the Houston area and held various engineering and management positions both domestically and held various engineering and management positions both domestically and internationally, onshore and offshore for various companies including Huffco Indonesia for Roy M. Huffington, Inc. Mr. Heitzman received his BS in Mechanical Engineering from Texas Tech University and is a member if the Texas Tech University Academy of Mechanical Engineers, Petroleum Engineering Academy, Distinguished Engineering Alumni, Key Society, and has more than 45 years of industry experience.

John A. Parker (62)

Mr. Parker has been appointed Executive Vice President of Exploration of the Company. Mr. Parker served as Executive Vice President of Exploration of Talos since April 2012 and was a founder of Talos. Prior to Talos, Mr. Parker was the Senior Vice President of Exploration and a founder of Phoenix Exploration Company LP in April 2006. Prior to Phoenix Exploration Company LP, he was a founder and key contributor to the success of Gryphon Exploration as Exploration Manager of the Texas Shelf. While at Gryphon Exploration, he generated prospects and supervised the prospect generation of the Texas exploration team. Prior to Gryphon Exploration, Mr. Parker worked as an exploration geologist for EOG Resources in the Gulf of Mexico. Mr. Parker started his career at Shell Oil Company where he worked as an exploration geologist in the Gulf Coast onshore. He later worked exploring in international basins at Pecten. Mr. Parker received his BS from Louisiana State University and his MS in Earth Sciences from the University of New Orleans and has more than 34 years of industry experience

Michael L. Harding II (49)

Mr. Harding has been appointed as Executive Vice President, Chief Financial Officer and Treasurer of the Company. Mr. Harding served as Senior Vice President and Chief Financial Officer of Talos since December 2015 after becoming Vice President and Chief Accounting Officer of Talos in October 2014 and Chief Accounting Officer and Controller of Talos in April 2012. Mr. Harding is responsible for financial reporting, planning, audit, tax, information technology and human resources. Prior to joining Talos in February 2012, Mr. Harding was Manager of Business Development for Consulting Services for Pannell Kerr Forster of Texas, P.C., beginning in December 2010. Mr. Harding served from December 2008 to December 2010 as Vice President and Controller for RigNet, Inc. At Apache Corporation, Mr. Harding served from June 2003 to December 2008 in various levels of accounting management including revenue, capital and regional accounting management in Calgary, Alberta. With El Paso Merchant Energy Group, Mr. Harding served seven years in various accounting management roles including financial derivatives and power asset accounting and planning. Mr. Harding earned his BBA in Accounting from Texas A&M University. Mr. Harding is a member of the AICPA. Mr. Harding also serves on the Advisory Council for Texas A&M University’s McFerrin Center for New Ventures and Entrepreneurship.

William S. Moss III (48)

Mr. Moss has been appointed Executive Vice President, General Counsel and Secretary of the Company. Mr. Moss served as Senior Vice President and General Counsel of Talos since May 2013. Prior to Talos, Mr. Moss was a partner at Mayer Brown LLP in Houston where he was the head of the Houston Corporate Practice. Mr. Moss joined Mayer Brown LLP in May 2005. At Mayer Brown LLP, Mr. Moss’s practice focused on mergers and acquisitions, securities offerings and general corporate and securities matters and he represented clients throughout the energy value chain. Mr. Moss joined Talos after having represented Talos as outside counsel in its initial formation and its subsequent acquisition of ERT from Helix in February of 2013. Mr. Moss also represented Phoenix Exploration in its initial formation in April 2006, acquisitions and ultimate sale to a group of buyers led by Apache Corporation. Prior to joining Mayer Brown LLP, Mr. Moss worked at Baker Botts, L.L.P. Mr. Moss has an AB from Dartmouth College, a M. Phil from Cambridge University and a J.D. from the University of Texas School of Law.

Appointment of Directors

In connection with the Closing, James M. Trimble and Lisa S. Jaubert were removed from the Board effective as of Closing. Such removals do not arise from any disagreement with the Company, its management or the Board on any matter relating to the Company’s operations, policies or practices, the general direction of the Company, or such directors’ role on the Board.

Effective as of Closing, the following individuals were each nominated and appointed to the Board: Timothy S. Duncan, Gregory A. Beard, Christine Hommes, Robert M. Tichio, Olivia C. Wassenaar, Neal P. Goldman, John “Brad” Juneau, James M. Trimble and Charles M. Sledge.

On May 14, 2018, Donald R. Kendall, Jr. was nominated and appointed to the Board. Mr. Kendall was nominated by the Apollo Stockholders and the Riverstone Stockholders pursuant to their right to jointly nominate a director to the Board under the Stockholders’ Agreement. Upon his appointment, Mr. Kendall replaced Mr. Goldman as a member of the Audit Committee of the Board.

On May 16, 2018, as a result of her departure from Riverstone Holdings LLC, Olivia C. Wassenaar announced to the Board her intent to resign from the Board, including from her position as a member of the Compensation Committee of the Board, effective as of the same date, and the Board accepted her resignation effective as such date. Ms. Wassenaar’s resignation does not arise from any disagreement with the Company, its management or the Board on any matter relating to the Company’s operations, policies or practices, the general direction of the Company, or her role on the Board.

On May 16, 2018, Rajen Mahagaokar was nominated and appointed to the Board by the Riverstone Stockholders, effective as of the same date, pursuant to the Riverstone Stockholders’ right under the Stockholders’ Agreement to fill the vacancy created by Ms. Wassenaar’s resignation. Mr. Mahagaokar was appointed to the Compensation Committee of the Board in the place of Ms. Wassenaar.

Following the events described above, the committees of the Board are constituted as follows:

Audit Committee: Charles M. Sledge (Chair), Donald R. Kendall, Jr. and John “Brad” Juneau

Compensation Committee: James M. Trimble (Chair), Gregory A. Beard and Rajen Mahagaokar

Governance and Nominating Committee: Neal P. Goldman (Chair), Robert M. Tichio and Charles M. Sledge

Safety Committee: Christine Hommes (Chair), John “Brad” Juneau and James M. Trimble

The Board determined that each of Gregory A. Beard, Christine Hommes, Robert M. Tichio, Olivia C. Wassenaar, Neal P. Goldman, John “Brad” Juneau, James M. Trimble, Charles M. Sledge, Donald R. Kendall, Jr. and Rajen Mahagaokar is “independent” pursuant to NYSE rules. Further, the Board determined that each of John “Brad” Juneau, Charles M. Sledge and Donald R. Kendall, Jr. meets the additional independence criteria to serve as a member of the Audit Committee of the Board and that Charles M. Sledge is an audit committee financial expert and is financially literate.

The Board will be divided into three classes of directors and the directors will serve for staggered three-year terms. The class I directors will include Charles M. Sledge, Robert M. Tichio and Gregory A. Beard; the class II directors will include Timothy S. Duncan, John “Brad” Juneau and Donald R. Kendall, Jr.; and the class III directors will include Neal P. Goldman, James M. Trimble, Christine Hommes and Rajen Mahagoakar.

Following the Closing, compensation for directors of the Company will be determined by the Board. The Company anticipates that compensation for service on the Board will be provided only to the non-employee directors of the Company who are not officers or employees of the Company or its affiliates, the Apollo Funds or the Riverstone Funds.

There are no arrangements or understandings between any director and any other person pursuant to which the director was selected as a director, other than the provisions of the Stockholders’ Agreement relating to the appointment of directors, and none of the directors are a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Long Term Incentive Plan

In connection with the Closing, the Talos Energy Inc. Long Term Incentive Plan (the “LTIP”) became effective on the Closing Date for the benefit of employees, directors and consultants of the Company and its affiliates. The LTIP provides for the grant, from the time to time, of all of any of the following types of stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards, dividend equivalents, other stock-based awards, cash awards, or substitute awards. Subject to adjustment in accordance with the terms of the LTIP, 5,415,576 shares of Common Stock have been reserved for delivery pursuant to awards under the LTIP. The LTIP will be administered by the Compensation Committee of the Board.

The foregoing description of the LTIP is not complete and is qualified in its entirety by reference to the full text of the LTIP, which is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Indemnification Agreements

In connection with the Closing, the Company entered into Indemnification Agreements (“Indemnification Agreements”) with each of the executive officers and directors of the Company. These Indemnification Agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Company, and to advance certain expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The foregoing description of the Indemnification Agreements is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreements, which are attached as Exhibits 10.5 through 10.19 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

To be filed by amendment not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

To be filed by amendment not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1	Transaction Agreement, dated as of November 21, 2017, by and among Stone Energy Corporation, Sailfish Energy Holdings Corporation, Sailfish Merger Sub Corporation, Talos Energy LLC and Talos Production LLC.

3.1	Amended and Restated Certificate of Incorporation of Talos Energy Inc.

3.2	Amended & Restated Bylaws of Talos Energy Inc.

4.1	Stockholders’ Agreement, dated as of May 10, 2018, by and among Talos Energy Inc. and each of the other parties set forth on the signature pages thereto.

4.2	Registration Rights Agreement, dated as of May 10, 2018, by and among Talos Energy Inc. and each of the other parties set forth on the signature pages thereto.

4.3	Warrant Agreement, dated as of February 28, 2017, by and among Stone Energy Corporation, Computershare Inc. and Computershare Trust Company, N.A.

4.4	Amendment No. 1 to Warrant Agreement, dated as of May 10, 2018, by and among Talos Energy Inc., Stone Energy Corporation, Computershare Inc. and Computershare Trust Company, N.A.

4.5	Indenture, dated as of May 10, 2018, by and among Talos Production LLC, Talos Production Finance, Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent.

4.6	Registration Rights Agreement, dated as of May 10, 2018, by and among Talos Production LLC, Talos Production Finance, Inc., the subsidiary guarantors and each of the holders set forth on the signature pages thereto.

10.1	Exchange Agreement, dated as of November 21, 2017, by and among Talos Production LLC, Talos Production Finance Inc., Stone Energy Corporation, Sailfish Energy Holdings Corporation and the lenders and noteholders listed on the schedules thereto.

10.2	Credit Agreement, dated as of May 10, 2018, by and among Talos Production LLC, as borrower, Talos Energy Inc., as holdings, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein.

10.3	Intercreditor Agreement, dated as of May 10, 2018, between JPMorgan Chase Bank, N.A., as First Lien Agent, and Wilmington Trust, National Association, as Second Lien Agent.

10.4	Talos Energy Inc. Long Term Incentive Plan.

Exhibit No.	Description

10.5	Indemnification Agreement (Timothy S. Duncan)

10.6	Indemnification Agreement (Stephen E. Heitzman)

10.7	Indemnification Agreement (John A. Parker)

10.8	Indemnification Agreement (Michael L. Harding II)

10.9	Indemnification Agreement (William S. Moss III)

10.10	Indemnification Agreement (Gregory A. Beard)

10.11	Indemnification Agreement (Christine Hommes)

10.12	Indemnification Agreement (Robert M. Tichio)

10.13	Indemnification Agreement (Olivia C. Wassenaar)

10.14	Indemnification Agreement (Neal P. Goldman)

10.15	Indemnification Agreement (John “Brad” Juneau)

10.16	Indemnification Agreement (James M. Trimble)

10.17	Indemnification Agreement (Charles M. Sledge)

10.18	Indemnification Agreement (Donald R. Kendall, Jr.)

10.19	Indemnification Agreement (Rajen Mahagaokar)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2018

TALOS ENERGY INC.

By:	/s/ William S. Moss III
Name:	William S. Moss III
Title:	Executive Vice President, General Counsel and Secretary